Exhibit 10.1

2014 Corporate Incentive Compensation Plan

•	Each year the Compensation Committee of the Board (“the Committee”) will approve the employees of Group 1 who are eligible for participation in the Corporate Incentive Compensation Plan (“the Plan”) for the year.

•	Incentive compensation levels of the Plan for each individual will be stated as a percentage of the participating employee’s base compensation in effect when the Plan is approved by the Committee.

•	For Managers and above, incentive compensation levels of the Plan will be based upon both financial-based and mission-based goals for the Plan year as established by the Committee.

– Up to 50% of the incentive award (financial) will be based on the Company’s adjusted EPS as disclosed in its fourth quarter earnings release as filed with the Securities and Exchange Commission and tied to specific thresholds which determine the amount of payout. Any effects of stock buy backs will also be excluded from the calculation.

– Up to 50% of the incentive award (mission-based) will be based on goals established at the beginning of each year. The mission-based bonus will only be funded if the Company achieves a minimum EPS of $5.05.

– The mission-based and financial-based portions of the bonus can be awarded independently so that achievement of one is not predicated on the achievement of the other.

•	For Associate Managers and below, the incentive award will be based on attainment of mission-based goals established during the annual review cycle and performance during the year as determined by the individual’s manager and department head.

•	For Employees hired during a Plan year, the Committee will have complete discretion as to the extent of participation in the Plan, if any, by the new hire.

•	Employees who resign their positions with Group 1 will not be entitled to participate in the Plan for the year in which the resignation occurs.

•	Employees who resign their positions with Group 1 after the end of a Plan year, but before the actual payment of the incentive compensation amounts will be entitled to payment for the Plan year for which they were employed.

•	Incentive Compensation earned for the Plan year will be paid after completion of the Company’s audit and announcement of earnings for that year.

•	In the event of a material restatement of the Company’s financial statement, the Committee may, in its discretion, either make additional payment to or seek to recover the cash amount by which the individual employee’s bonus is affected based on the restated financial results.

•	The Committee has sole authority to administer, modify or change the Plan, including but not limited to, adjusting actual performance criteria for Plan purposes for extraordinary or unusual items included in actual operating results, or when the company fails to meet financial objectives.